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                                                                 EXHIBIT 23.1.5




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our reports included in this registration statement and to the incorporation by reference in this registration statement of our reports dated February 6, 1998, included in the Company's Form 10-K for the year ended December 27, 1997 and to all references to our Firm included in this registration statement.






                                        ARTHUR ANDERSEN LLP





Chicago, Illinois
July 8, 1998